As filed with the  Securities  and  Exchange  Commission  on  December  __, 2000
                                                      Registration No. 333-40444


                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2/A


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BODYGUARD RECORDS.COM, INC.
                           --------------------------
                 (Name of small business issuer in its charter)

          Delaware                                              13-4087440
          --------                                              ----------
    (State or other          (Primary Standard Industrial     (I.R.S. Employer
    jurisdiction of           Classification Code Number)      Identification)
    incorporation or
    Organization)


     138 Fulton Street, New York, NY 10038                    (732) 888-4646
     -------------------------------------                    --------------
      (Address of principal executive offices)                Telephone Number

                                   John Rollo
                                138 Fulton Street
                               New York, NY 10038
                                 (212) 571-2179
             (Name, address and phone number for agent for service)


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE



Title of Each Class                           Proposed Maximum        Proposed Maximum
  Of Securities To          Amount To Be      Offering Price Per      Aggregate Offering      Amount of e
   Be Registered             Registered          Share(1)                Price(1)         Registration Fee
   ------------              ----------          --------                --------         ----------------
 Common Stock                $1,000,000         400,000 Shares             $2.50               $278.00


 Note (1) Estimated solely for calculating the registration fee

SUBJECT TO COMPLETION, DATED ________, 2001

Preliminary Prospectus

                           BODYGUARD RECORDS.COM, INC.

                                     (logo)

    This is our initial public offering of up to 400,000 shares of our common stock.

We will be selling a minimum of 100,000 and a maximum of 400,000 of our shares in this offering at $2.50 per share. Until we have sold at least 100,000 shares, we will not disburse the funds. We will deposit all proceeds of this offering into a non-interest bearing escrow account with Continental Stock Transfer & Trust Company in New York City. If we are unable to sell at least 100,000 shares within 90 days, we will promptly return all funds, without interest or deductions to subscribers within 30 days. The offering will remain open until all shares offered are sold or nine months after the date of this prospectus, except that we will have only 90 days to sell at least the first 100,000 shares. We may decide to cease selling efforts prior to such date.

 The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

As indicated in "Risk Factors" on page___, these shares involve a high degree of risk.
--------------------------------------------------------------------------------
                       Number of     Price to                        Proceeds
                        Shares        Public(1)     Discount (2)      to Us (3)
--------------------------------------------------------------------------------
Per Share                              $ 2.50       $    .25         $   2.25
Minimum                  100,000       $ 2.50       $  25,000        $ 175,000
Maximum                  400,000       $ 2.50       $ 100,000        $ 850,000

1.   The price we will sell our common stock.
2. The commission we will pay to licensed broker/dealer for selling our common stock.
3.   The  funds  we  will  retain  after  paying  the   commission  to  licensed
     broker/dealers, in addition to estimated $50,000 offering expense.

                   The date of this prospectus is ______, 2001

                           BODYGUARD RECORDS.COM, INC.
                                138 Fulton Street
                               New York, NY 10038

                                Table of contents


           Item                                                Page

           Prospectus Summary                                    *
           Summary Financial Information
           Risk Factors
           Forward Looking Statements
           Business
           Use of Proceeds
           Management
           Principal Shareholders
           Dilution
           Subscription and Plan of Distribution
           Shares Eligible for Future Sale
           Description of Securities
           Certain Transactions
           Legal Matters
           Experts


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                      Dealer Prospectus Delivery Obligation

Until , 2001 (90 days after the commencement of this offering), all dealers effecting transactions in the these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                                     Summary

This summary highlights information we present more fully elsewhere in this prospectus. You should read this entire prospectus carefully.


About  Us


We are a development stage entertainment company without an operating history, having only been incorporated on November 11, 1999. Our objective is to become an innovative Internet record company that will primarily utilize the Internet and other emerging technologies such as Mp3 to successfully promote and market our signed recording artists. We intend to allow visitors to our proposed website to have access to a variety of styles of music, a database of a number of artists, with links to the artist's homepage and biographical information. We intend to offer visitors to our website the opportunity to order CD's via our mail order department, or via digital download directly to their computer from Mac Milli Entertainment, a company we contracted with do this for us to provide downloading and processing credit card transactions at a reasonable cost.

So far, we have signed artist recording agreements with five new artists. They are Naked Underneath, a two man Pop/Rock group; Summer Snowmen, a four man Pop/Rock group; June a four man a Pop/Rock group; Love Saves The Day, featuring Dean Davidson, a five man Pop/Rock group; and Dennis DeCambre a R&B/Rap solo artist. Three of our artists have recorded a CD, a sample of which you can listen to on our website together with a brief description of their background. June and Love Saves The Day, our two newest groups, are scheduled to begin recording their CD's in December and February, respectively.

Corporate  Information

We were incorporated under the laws of the State of Delaware on November 11, 1999. Our principal executive offices are located at 138 Fulton Street, New York, New York 10038. Our telephone number at that address is (212) 571-2179. Our corporate website is located at www.bodyguardrecords.com. We do not intend for information found on our website to be part of this prospectus.

We do not presently have any protected trademarks or service marks.

This Offering

Securities offered        A minimum of 100,000 and a maximum of 400,000 shares
                          of common stock, $.001 par value

Price per Share           $2.50

Common stock outstanding 900,000 shares prior to the offering

Common stock to be
outstanding after the
minimum offering          1,000,000 shares


Common stock to be
outstanding after the
maximum offering          1,300,000 shares

Use of Proceeds

      We intend to use the proceeds of this offering for the purposes and in the order set forth as follows:

                           *      Marketing of our Web sites
                           *      Purchase of computer equipment
                           *      Web site development
                           *      General and administrative expenses
                           *      Manufacturing of CD's and merchandise
                           *      Hiring new employees
                           *      Working capital


                                  Risk factors

An investment in the common stock of Bodyguard involves a high degree of risk. Investors could lose their entire investment. Prospective investors should carefully consider the following factors, along with the other information set forth in this prospectus, in evaluating Bodyguard, its business and prospects before purchasing the common stock.

                          Risks related to our business

It is difficult to evaluate our business and prospects because we have a limited operating history.

     We were formed in November 1999, signed our first recording artist in December 1999, and did not launch our website until January 17, 2000. Our short operating history, coupled with the limited number of new recording artists we have signed, their relative obscurity and our lack of working capital, makes it difficult to evaluate our current business and prospects or to accurately predict our future revenue or results of operations. Our revenue and income potential continue to be unproven, and our business model is evolving. Because both the Internet and musical taste are constantly changing, especially among young people, we may need to modify our business model to adapt to these changes. Before deciding to invest in our securities, you should evaluate the risks, uncertainties, expenses and difficulties frequently encountered by companies in early stages of development, particularly companies seeking to exploit a new and rapidly evolving Internet industry segment.

Our business model is new and unproven, and we may not be able to generate sufficient revenue to operate our business successfully.

     Our model for conducting business and generating revenue is new and unproven. Our success will depend primarily on our ability to generate revenue from multiple sources, including:

      *     online and retail sales of music and related merchandise;

      *     sales of advertising and sponsorships;

      *     marketing our database of consumer information and preferences; and

      *     sales of, or subscription fees for, digitally distributed music.

     It is uncertain whether a music-related web site that relies on attracting people to learn about, listen to and purchase CD's and related merchandise can generate sufficient revenue from electronic commerce, advertising, sales of database information and sales of, or fees for, digital downloads of music, to become a viable business. We provide several of our services without charge, and we may not be able to generate sufficient revenue to pay for these services. Accordingly, we are not certain that our business model will be successful or that we can sustain revenue growth or be profitable. If our markets develop more slowly than expected or become saturated with competitors, or our CD's and services do not achieve or sustain market acceptance, we may not be able to successfully operate our business.

We have a history of operating losses and anticipate losses and negative cash flow for the foreseeable future.

    For the period from inception to March 31, 2000 (our year end) and the six months ended September 30, 2000, we had net losses of $129,782 and $81,622, respectively. We have never had any revenue from operations. As of September 30, 2000, we had total assets of only $16,696 and a shareholders' deficit of $(29,804). We expect our losses and negative cash flow to continue for the foreseeable future. We anticipate that our losses will increase significantly from current levels because we plan to significantly increase our expenditures for sales and marketing, content development, and technology and infrastructure development. With increased expenses, we will need to generate significant revenue to achieve profitability. Consequently, it is possible that we may never achieve profitability, and even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. If we do not achieve or sustain profitability in the future, then we will be unable to continue our operations and may be required to file for Federal bankruptcy protection.

Our operating results may prove unpredictable.

     Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Because our operating results are volatile and difficult to predict, in some future quarters our operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of our common stock may fall significantly.

Conflict of interest - management's fiduciary duties.

      Our three executive officers and directors, two of whom are also our principal stockholders, are also executive officers, directors and principal stockholders of Cream Records, Inc., that changed its name to Hardrive
Records.com, Inc., a potentially competitive Internet music company that until November 2000, operated out of the same offices as we do, which intended to release its music products via the Internet and which has discontinued operations. Although, these three men have agreed to devote 70% of their full time to our business, and disavow that Hardrive competed with us, they have nevertheless entered into written employment agreements with Hardrive, and until November 2000 were actively pursuing Hardrive's business. Accordingly, and although Hardrive apparently ceased business activities in November 2000, and sold its artists recording and other rights, it is entirely foreseeable that a conflict may arise between their duties to us as a director and officer and their duties as a director and officer of Hardrive. Since we will be dependent upon Messrs. Foley and Rollo for the foreseeable future, the existence of these conflict of interest during this period may present a distraction and may diminish our chances to achieve profitable operations.

The loss of key personnel or the inability to hire or retain qualified personnel could adversely affect our business.

      Our operation are dependent on continued efforts of John Rollo, our president and Gene Foley, our chief executive officer. If either of these persons becomes unable or unwilling to continue in his role with Bodyguard, or if we are unable to attract, motivate and retain other qualified employees, our business and prospects could be adversely affected. Competition for such personnel in the record industries is intense. The loss of key personnel or the inability to hire or retain qualified personnel could have a material adverse effect on our business.

Future sales of our common stock could cause our stock to decline in price.

      All shares registered in this offering will be freely tradable upon effectiveness of this registration statement. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our common stock to decline and to be highly volatile.

Volatile stock price may lead to losses by investors and to securities litigation

      Prior to this offering, you could not buy or sell our common stock publicly. An active public market for our common stock may not develop or be sustained after the offering. This price may vary from the market price of the common stock after the offering. The stock market has experienced significant price and volume fluctuations and the market prices of Internet -related companies, have been highly volatile. Investors may not be able to resell their shares at or above the initial public offering price.

      In the past, securities class action litigation has often been instituted against a company following periods of volatility in the company's stock price. This type of litigation could result in substantial costs and could divert our management's attention and resources.

Bodyguard may continue to be unprofitable.

     We were only recently organized and we have a limited operating history and must be considered in the development stage. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may continue to be unprofitable, even with the proceeds from this offering. For the period from inception to March 31, 2000, our year end, and the six months ended September 30, 2000, we had net losses of $129,782 and $81,622, respectively. We have never had any revenue from operations. As of September 30, 2000, we had total assets of only $16,696 and a shareholders' deficit of $(29,804). We continue to experience losses and we depend upon the implementation of our business plan and the proceeds from at least the sale of the minimum number of shares in this offering to continue our business. Even if we are able to fully implement our business plan and sell all of the offered shares, there is no guarantee that we will become profitable. The inability to become profitable may result in our being required to file for protection under the federal bankruptcy laws.

Because we are not engaging underwriters there will be less due diligence than in an underwritten deal and we are less likely to sell the shares we are offering. Because we are not engaging an underwriter in connection with this offering, there will be less likelihood that we will sell the minimum number of shares offered or that we will reach the maximum number of shares. In addition, there will not be a broker-dealer to perform the due diligence that is generally performed in an underwritten offering.

Development of markets required for successful performance by Bodyguard.

     We only have limited marketing activity and there can be no assurance that our marketing program, when further developed and employed, will be successful. Our financial performance will depend, in part, on market acceptance of our music products which will require substantial marketing efforts and expenditures of significant funds.

You will incur immediate and substantial dilution if the options described below are exercised.

     After this offering, we will have approximately 18,700,000 shares of common stock authorized but unissued and not reserved for specific purposes, including an aggregate of 150,000 shares of common stock unissued but reserved for issuance under our option plan. All of these shares may be issued without any action or approval by our stockholders. Any issuance of these additional shares of common stock would further dilute the percentage ownership of Bodyguard held by the investors in this offering.

We will not pay a cash dividend in the near future.

     Bodyguard has never declared or paid any cash dividends. Bodyguard currently does not intend to pay cash dividends in the foreseeable future on the shares of common stock. In the event we are fortunate enough to reach profitability, we intends to reinvest any earnings in the development and expansion of Bodyguard's business. Accordingly, no investor should invest in this offering based upon the expectation of dividends. Any cash dividends in the future to common stockholders will be payable when, as and if declared by the board of directors of Bodyguard, in its discretion. Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

We have no public market for our stock and there is no assurance one will develop; you may have difficulty liquidating your investment.

     There is no public market for our shares of common stock. Although we intend to apply for listing on the OTC Bulletin Board as soon as we meet listing requirements, there is no assurance that we will be granted a listing. If we are granted a listing, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment.

Forward-looking statements; market data

     Many statements made in this prospectus under the captions Summary, Risk factors, Management's discussion and analysis of financial condition and results of operations, Business and elsewhere are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed here under risk factors.

     This prospectus contains market data related to our business and the Internet. This market data includes projections that are based on a number of assumptions. The assumptions include that:

     *    no catastrophic failure of the Internet will occur;

     * the number of people online and the total number of hours spent online will increase significantly over the next five years;

     * the value of online advertising dollars spent per online user hour will increase;

     *    the download speed of content will increase dramatically; and

     *    Internet security and privacy concerns will be adequately addressed.

     If any one or more of these assumptions turns out to be incorrect, actual results may differ from the projections based on these assumptions. The Internet-related markets may not grow over the next three to four years at the rates projected by these market data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations and financial condition, and the market price of our common stock.

     The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

If we do not initiate advertising revenue, our business will be adversely affected.

     If we do not start to generate advertising revenue, our business will be adversely affected. The commencement of advertising revenue depends upon many factors, including our ability to:

     * respond to and anticipate fluctuations in the demand for, and pricing of, online advertising;

     *    conduct successful selling and marketing efforts aimed at advertisers;

     * increase the size of our audience and the amount of time that our audience spends on our Web sites;

     *    initiate a direct advertising sales force and build a marketing team;

     * aggregate our target demographic group of 12 to 34 year-old active music consumers;

     * offer advertisers the means to effectively target their advertisements to our audience;

     * accurately measure the size and demographic characteristics of our audience;

     *    initiate key advertising relationships; and

     *    compete for advertisers with Internet and traditional media companies.

     Our failure to achieve one or more of these objectives could impair our ability to initiate advertising revenue, which could adversely affect our business. In addition to the above factors, general economic conditions, as well as economic conditions specific to online advertising, electronic commerce and the music industry, could affect our ability to initiate and then increase our advertising revenue. In particular, the growth of online advertising has recently decreased, which has adversely affected revenue from online advertising.

If we do not generate revenue from online CD sales, our growth will be limited and our business will be adversely affected.

     If we do not start to generate revenue from sales of CD's and related music merchandise, our growth will be limited and our business will be adversely affected. To generate significant online revenue, we will have to offer music and related merchandise that appeal to a large number of online consumers, particularly young people. We also will have to continue to create online communities that are conducive to electronic commerce, build or license a sufficiently robust and scalable electronic commerce platform and develop an order fulfillment capability. Since our target market includes Internet users below the age of 18, and these users have limited access to credit cards, our ability to capture online product revenue from this group may be limited. If we are not successful in meeting these challenges, our growth will be limited and our business will be adversely affected.

The effectiveness of the Internet for advertising is unproven, which may discourage some advertisers from advertising on our sites.

     Our future depends in part on an increase in the use of the Internet and other forms of digital media for advertising. The Internet advertising market is new and rapidly evolving, and we cannot yet gauge the effectiveness of advertising on the Internet as compared to traditional media. As a result, demand for Internet advertising is uncertain. Many advertisers have little or no experience using the Internet for advertising purposes. The adoption of Internet advertising, particularly by companies that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and advertising products and services. Such customers may find advertising on the Internet to be undesirable or less effective than traditional advertising media for promoting their products and services. For example, we believe that the recent growth of online advertising revenue has been less than was generally expected. If the Internet advertising market fails to fully develop or develops more slowly than we expect, our business could be adversely affected. In addition, the market for advertising on other forms of digital media, such as broadband distribution, is even less developed than Internet advertising, and if that market does not develop, our growth may be limited.

We intend to depend upon artists to attract advertisers and generate electronic commerce revenue.

     We believe that our future success depends on our ability to maintain our existing artist agreements and to secure additional agreements with artists. Our business would be adversely affected by any of the following:

     *    inability to recruit new artists;

     *    the inability of our existing artists to achieve popularity ;

     *    increased competition to maintain existing relationships with artists;

     *    non-renewals of our current agreements with artists; and

     *    poor performance or negative publicity of our artists.

     If we are not able to provide valuable services or incentives to artists, or if we otherwise fail to maintain good relations with our artists, they may lose interest in renewing their artists agreements with us or look to get out from their agreements with us. All three of our current artist contracts have a term of term of one record album of a minimum of ten songs and grant to us options for between two and four additional record albums. If we fail to meet these obligations, we may not be able to sign our artists to another agreement; and we may be unable to recoup our costs to develop, operate and promote our web sites.

     In the past, we have not offered our artists options to purchase our common stock. However, and if we become a publicly owned company as a result of this offering, of which there can be no assurance, we may find it necessary to make such offers in the future. In the event we become publicly owned but the market price of our stock languishes at low levels or under performs, we may not be able to offer artists options or other equity incentives on attractive enough terms. If we cannot provide adequate incentives, our efforts to sign new artists may be impaired. If we cannot maintain our current relationships with artists or sign agreements with new artists, our user base would likely diminish and our ability to generate revenues from electronic commerce and advertising would be seriously harmed.

We may not be able to develop or obtain sufficiently compelling content to attract and retain our target audience.

     For our business to be successful, we must provide content and services that attract consumers who will purchase our CD's and related merchandise online. We may not be able to provide consumers with an acceptable mix of products, services, information and community to attract them to our web sites frequently or to encourage them to remain on our web sites for an extended period of time. If our audience determines that our content does not reflect its tastes, then our audience size could decrease or the demographic characteristics of our audience could change and we may be unable to react to those changes effectively or in a timely manner. Any of these results would adversely affect our ability to attract advertisers and sell music and other related merchandise. Our ability to provide compelling content could be impaired by any of the following:

     *    reduced  access  to  content   controlled  by  record  labels,   music
          publishers and artists;

     *    diminished technical expertise and creativity of our production staff;
          and

     *    inability to anticipate and capitalize on trends in music.

Our market is highly competitive and we may not be able to compete successfully against our current and future competitors.

     The market for the online promotion and distribution of CD's and related merchandise is highly competitive and rapidly changing. We estimate that there are currently over 150 web sites that promote and distribute music and related merchandise. The number of web sites competing for the attention and spending of consumers, advertisers and users has increased, and we expect it to continue to increase because there are few barriers to entry to Internet commerce.

       We face competitive pressures from numerous actual and potential competitors. Our competitors include MP3.com, Launch Media, Amazon.com, Cdnow, CheckOut.com, MTVi, major Internet portals and traditional music companies. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Some of our competitors have announced agreements to work together to offer music over the Internet, and we may face increased competitive pressures as a result. Many of our current and potential competitors in the Internet and music entertainment businesses may have substantial competitive advantages relative to us, including:

     *    longer operating histories;

     *    significantly greater financial, technical and marketing resources;

     *    greater brand name recognition;

     *    a large and existing customer base; and

     *    more popular content and artists.

    These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to develop, promote and sell their products or services than we can. web sites maintained by our existing and potential competitors may be perceived by consumers, artists, talent management companies and other music-related vendors or advertisers as being superior to ours. In addition, increased competition could result in reduced advertising rates and margins and loss of market share, any of which could harm our business.

We will be dependent upon a limited number of suppliers for CD's, music merchandise, fulfillment and distribution; if we cannot secure alternate suppliers, our business may be harmed.

     We are completely reliant upon the timely action and distribution by third parties. We currently rely on one vendor, Artist Development Associates to press and deliver all of our CD's. We have no written agreement with Artist Development . Consequently, we are at Artist Development's will as to the acceptance and performance of our purchase orders. We currently rely upon Mac Money Productions for the digital mastering of all of our CD's. We have no written agreement with Mac Money. Consequently, we are at Mac Money's will as to the acceptance and performance of our purchase orders. We are similarly dependent upon Mac Milli Entertainment and Cyberretail.com, LLC for the distribution and fulfillment of orders for the purchase of our CD's. Our business could be significantly disrupted if Mac Milli or Cyberretail were to terminate or breach their agreements or if they or Artist Development or Mac Money suffer adverse developments that affect their ability to supply products to us or fulfill our CD orders. If, for any reason, Artist Development or Mac Money are unable or unwilling to supply products to us in sufficient quantities and in a timely manner, we may not be able to secure alternative suppliers, on acceptable terms in a timely manner, or at all. If Mac Milli Entertainment or Cyberretail were unable or unwilling, due to employee strikes, inclement weather or unforseen problems, to meet our distribution and shipping needs, or failed to deliver CD's to our customers in a timely and accurate manner, our relationship with customers could be adversely affected.

Without adequate insurance, computer viruses, electronic break-ins or similar disruptive events could disrupt our services.

     Computer viruses, electronic break-ins or similar disruptive events could disrupt our ability to receive and fulfill orders for our CD's and other merchandise, as well as our ability to provide the other services offered on our web site. System disruptions could result in the unavailability or slower response times of our web site, which would reduce the amount of commerce conducted on our Web sites and lower the quality of our users' experience. Since we do not have business interruption insurance, service disruptions could also adversely affect our revenue and, if they were prolonged, would seriously harm our business and reputation.

If our online security measures fail, we could lose visitors to our sites and could be subject to claims for damage from our users, content providers, advertisers and merchants.

     Our relationships with consumers would be adversely affected and we may be subject to claims for damage if the security measures that we intend to use to protect their personal information, especially credit card numbers, are ineffective. In this regard, we intend rely on security and authentication technology that we intend to license from third parties to perform real-time credit card authorization and verification with our bank. We cannot predict whether events or developments will result in a compromise or breach of any technology we intend to use to protect a customer's personal information.

     Our infrastructure is vulnerable to unauthorized access, physical or electronic computer break-ins, computer viruses and other disruptive problems. Internet service providers have experienced, and may continue to experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees and others. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. Security breaches relating to our activities or the activities of third-party contractors that involve the storage and transmission of proprietary information could damage our reputation and our relationships with our artists or any advertisers we may develop. We also could be liable to our artists or any advertisers we may develop for the damages caused by such breaches or we could incur substantial costs as a result of defending claims for those damages. We may need to expend significant capital and other resources to protect against such security breaches or to address problems caused by such breaches. Our security measures may not prevent disruptions or security breaches.


Insufficient proceeds from the sale of only the minimum number of share

     In the event we can only sell the minimum number of shares, we may only be able to sustain operations for a period of four months. The continued conduct of operations beyond four months will require us to raise additional capital. Since any such additional financing will probably be private and involve restricted shares as opposed to the free trading shares we are selling in this offering, there can be little assurance that we will be successful is raising any additional capital. In addition, if we raise additional funds through the issuance of equity securities, our stockholders may experience dilution of their ownership interest, and the newly-issued securities may have rights superior to those of the shares we are selling in this offering. If we raise additional funds by issuing debt, we may be subject to limitations on our operations, including limitations on the payment of dividends.

Our executive officers, directors and major stockholders beneficially own approximately 61% of our outstanding common stock and consequently are able to exercise significant control over Bodyguard.

     Executive officers, directors and holders of 5% or more of our outstanding shares together beneficially own approximately 61% of our outstanding common stock. These stockholders are able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control of Bodyguard and may make some transactions more difficult or impossible to complete without the support of these stockholders.

It may be difficult for a third party to acquire Bodyguard, and this could prevent changes in our management.

     We are subject to the Delaware anti-takeover laws regulating corporate takeovers. These anti-takeover laws prevent a Delaware corporation from engaging in a business combination involving a merger or sale of more than 10% of its assets with any stockholder, including all affiliates and associates of the stockholder, who owns 15% or more of the corporation's outstanding voting stock, for three years following the date that the stockholder acquired 15% or more of the corporation's stock unless:

     * the board of directors approved the transaction where the stockholder acquired 15% or more of the corporation's stock;

     * after the transaction where the stockholder acquired 15% or more of the corporation's stock, the stockholder owned at least 85% of the corporation's outstanding voting stock, excluding shares owned by directors, officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

     * on or after this date, the merger or sale is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock that is not owned by the stockholder.

     A Delaware corporation may opt out of the Delaware anti-takeover laws if its certificate of incorporation or bylaws so provide. We have not opted out of the provisions of the anti-takeover laws. As such, these laws prohibit or delay mergers or other takeovers or changes of control of Bodyguard and may discourage attempts by other companies to acquire us.

     Our certificate of incorporation and our bylaws include a number of provisions that may delay, deter or impede hostile takeovers or changes of control or management. These provisions include:

     * our board may be classified into three classes of directors as nearly equal in size as possible with staggered three year-terms;

     * the authority of our board to issue up to five million shares of preferred stock and to determine the price, rights, preferences and privileges of these shares, without stockholder approval; and

     *    the elimination of cumulative voting.

     Our certificate of incorporation and bylaws provide that we will indemnify officers and directors against losses that may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures. These provisions may have the effect of preventing changes in our management.

                          Risks related to our industry


If current standards to measure the effectiveness of advertising on the Internet do not develop, our ability to attract and retain advertisers could be adversely impacted.

      There are currently few well established standards to measure the effectiveness of advertising on the Internet and other digital media, and the absence of these standards could adversely impact our ability to attract and retain advertisers. Currently available software programs that track Internet usage and other tracking methodologies are rapidly evolving, but such standard measurements may never develop. In addition, the development of such software or other methodologies may not keep pace with our information needs, particularly to support the needs of any internal business we develop or the requirements of any advertising clients we develop.

Software programs that prevent or limit the delivery of advertising may seriously damage our ability to attract and retain advertisers.

     A number of "filter" software programs have been developed which limit or prevent advertising from being delivered to an Internet user's computer. This software could adversely affect the commercial viability of Internet advertising. These programs attempt to blank out, or block, banner and other advertisements. To date, and because we have yet to develop any advertising clients, such programs have not had any adverse impact on us. However, such programs may adversely impact our future ability to attract and retain advertisers or caused us to fail to meet the terms of any advertising agreements we may enter into. Widespread adoption of this type of software would seriously damage our ability to attract and retain advertisers.

We may need to change the manner in which we conduct our business if government regulation increases.

     There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future, however, that address issues such as user privacy, pricing, taxation, content, copyrights, security, distribution, and the quality of products and services. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online services providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Any imposition of access fees could increase the cost of transmitting data over the Internet. In addition, the growth and development of the market for online commerce may lead to more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on us. The United States Congress has enacted Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel and personal privacy are applicable to the Web. Any new, or modifications to existing, laws or regulations relating to the Web could adversely affect our business.

     Prohibition and restriction of Internet content and commerce could reduce or slow Internet use, decrease the acceptance of the Internet as a communications and commercial medium and expose us to liability. Any of these outcomes could have a material adverse effect on our business, results of operations and financial condition. The growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business over the Internet.

The Internet is subject to rapid changes, which could result in significant additional costs.

     The market for Internet products and services is characterized by rapid change, evolving industry standards and frequent introductions of new technological developments. These new standards and developments could make our existing or future products or services obsolete. Keeping pace with the introduction of new standards and technological developments could result in significant additional costs or prove difficult or impossible for us. The failure to keep pace with these changes and to continue to enhance and improve the responsiveness, functionality and features of our Web sites could harm our ability to attract and retain users. Among other things, we will need to license or develop leading technologies, enhance our existing services and develop new services and technologies that address the varied needs of our users.

Our net sales could be adversely affected if we become subject to sales and other taxes.

     If one or more states or any foreign country successfully asserts that we should collect sales or other taxes on the sale of our products, our net sales and results of operations could be harmed. We do not currently collect sales or other similar taxes for physical shipments of goods into states other than California and Florida. However, one or more states may seek to impose sales tax collection obligations on companies, such as Bodyguard, which engage in or facilitate online commerce. A number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect our opportunity to derive financial benefit from electronic commerce. Moreover, if any state or foreign country were to successfully assert that we should collect sales or other taxes on the exchange of merchandise on its system, our results of operations could be adversely affected. In addition, any new operations in states outside California and Florida could subject our shipments in such states to state sales taxes under current or future laws.

     Legislation  limiting  the  ability  of  the  states  to  impose  taxes  on
Internet-based transactions has been enacted by Congress. However, this legislation, known as the Internet Tax Freedom Act, imposes only a moratorium ending on October 21, 2001 on state and local taxes on electronic commerce where such taxes are discriminatory and on Internet access unless such taxes were generally imposed and actually enforced before October 1, 1998. Failure to renew this legislation would allow various states to impose taxes on Internet-based commerce.

Our success depends on the continued development and maintenance of the Internet and the availability of increased bandwidth to consumers.

     The success of our business will rely on the continued improvement of the Internet as a convenient means of consumer interaction and commerce, as well as an efficient medium for the delivery and distribution of music. Our business will depend on the ability of our artists and consumers to conduct commercial transactions with us, as well as to continue to upload and download music files, without significant delays or aggravation that may be associated with decreased availability of Internet bandwidth and access to our Web site. This will depend upon the maintenance of a reliable network with the necessary speed, data capacity and security, as well as timely development of complementary products, such as high speed modems, for providing reliable Internet access and services. The failure of the Internet to achieve these goals will reduce our ability to generate significant revenue.

     Our penetration of a broader consumer market will depend, in part, on continued proliferation of high speed Internet access. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. As the Internet continues to experience increased numbers of users, increased frequency of use and increased bandwidth requirements, the Internet infrastructure may be unable to support the demands placed on it. In addition, increased users or bandwidth requirements may harm the performance of the Internet.

     The Internet has experienced a variety of outages and other delays and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as the level of traffic, and could result in the Internet becoming an inconvenient or uneconomical source of music and related products and merchandise which would cause our revenue to decrease. The infrastructure and complementary products or services necessary to make the Internet a viable commercial marketplace for the long term may not be developed successfully or in a timely manner. Even if these products or services are developed, the Internet may not become a viable commercial marketplace for the products or services that we offer.

                                 Use of proceeds

The net proceeds we will receive from the sale of the shares of common stock offered by us will be $950,000 if all the offered shares are sold and $200,000 if only the minimum number of offered shares are sold. We have computed these net proceeds amounts based upon a public offering price of $2.50 per share and after deducting our estimated offering expenses of $50,000. However, and in the event we employ the services of broker dealers as selling agents, our offering expenses could increase up to a maximum of $180,000.

     The principal purpose of this offering is to fund our business plan and to commence operations. Accordingly, we intend to apply the net proceeds of the offering as follows:

 Category of Expenditure                                  Amount of Net Proceeds
 -----------------------                                  ----------------------

                                                           Minimum    Maximum

 *     Web site development                               $ 15,000   $ 15,000
 *     Purchase of computer equipment                       10,000     10,000
 *     Marketing of our Web site and artists               100,000    600,000
 *     General and administrative expenses                  25,000     50,000
 *     Initial manufacturing of CD's and merchandise        35,000     40,000
 *     Hiring of employees                                    --      200,000
 *     Working capital                                      15,000     35,000
                                                          --------   --------
                                                Total     $200,000   $950,000

     Pending any use, the net proceeds of this offering will be invested in short-term, interest-bearing securities.

                                 Dividend policy

     We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                                 Capitalization

     The following table sets forth our capitalization as of September 30, 2000:

     *    on an actual basis; and

     * on an as adjusted basis to reflect our sale of both the minimum and maximum number of shares offered by this prospectus at a public offering price of $2.50 per share, after deducting the estimated offering expenses payable by us. The adjusted amount assumes we will be successful in selling the shares without the use of broker dealer selling agents. If we wind up using selling agents, our offering expenses could increase by up to a maximum of $180,000.

     You  should  read  this   information   together   with  our   supplemental
consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus.

                                                                      As of September 30, 2000
                                                                  Actual               Adjusted
                                                                                  Minimum      Maximum
Stockholders' (deficit) equity:
    common stock, $.001 par value; 20,000,000
    shares authorized;
    900,000 shares issued and outstanding;
    1,000,000 issued and outstanding, as adjusted
    for the minimum, or 1,300,000 issued and out-
    standing, as adjusted for the maximum;                    $       900    $     1,000    $     1,300
Additional paid in capital                                        180,700        380,700      1,130,300
Accumulated deficit                                              (211,404)      (211,404)      (211,404)
Total stockholders' equity (deficiency)                           (29,804)       169,296        918,896

                                    DILUTION


     Our negative net tangible book value as of September 30, 2000 was $29,804, or approximately $(.0033) per share of common stock. Negative net tangible book value per share is determined by dividing the amount of our total tangible assets less total liabilities by the number of shares of common stock outstanding at that date. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering made and the net tangible book value per share of common stock immediately after the completion of this offering.

     After giving effect to the issuance and sale of the minimum and maximum number of shares of common stock offered by us and after deducting the estimated offering expenses payable by us without the use of broker dealer selling agents, our net tangible book value as of September 30, 2000 would have been $169,296, or approximately $.17 per share if only 100,000 shares are sold, and $918,896 or approximately $. 71 per share if all 400,000 shares are sold. This represents an immediate increase in net tangible book value of $.173 per share minimum, or $.713 per share, maximum, to existing stockholders; and an immediate dilution of $2.33 per share minimum, or $1.79 per share maximum, to new investors purchasing shares in this offering. The following table illustrates this per share dilution:

                                                                        Minimum        Maximum
Public offering price per share ..................................     $   2.50        $ 2.50
Net tangible book value per share at September 30, 2000 ..........        (.0033)       (.0033)
Increase in net tangible book value per share due to offering ....         .173          .713
Net tangible book value per share after this offering ............         .17           .710
Dilution per share to new investors ..............................     $   2.33        $1.79

                           Market for our common stock

There is currently, no public market for our common stock. At a future date and if we meet the requirements, we will undertake to have our common stock listed on the OTC Bulletin Board maintained by members of the National Association of Securities Dealers, Inc.

                      Management's discussion and analysis
                   of financial condition or plan of operation

     The following discussion should be read in conjunction with our financial statements and notes to those statements and other financial information appearing elsewhere in this prospectus.

                               Plan of operations

      We are a development stage entertainment company with a limited history and no revenue from operations, having only been incorporated on November 11, 1999. For the period from our inception through November 30, 2000, we

     * Implemented a modest private offering of our common stock to fund our pre-operating activities;

     *    Signed artist recording agreements with three artists;

     * Developed and launched our website www.bodyguardrecords.com on January 17, 2000; and

     * Entered into an Internet distribution agreement with Cyberretail.com, LLC, a non- affiliated company, as our exclusive distributor for the fulfillment of orders for recorded music products and artist merchandise sold via the Internet or on an 800 number.

For the 12 months following the sale of at least the minimum number of shares, our principal objectives will be to:

     *     Secure national retail distribution for our CD's;

     *     Secure national exposure for our recording artists; and

     * Initiate and implement the sale of CD's and related merchandise with a view towards developing cash flow.

In anticipation of these goals, and during the period prior to the date of this prospectus, we have:

     * Developed and produced CD's for three of our five artists and scheduled recording sessions for the remaining two;

     * Expanded our website to include excerpts of three sample songs from each of our first three artists;

     * Arranged for three showcases in Hoboken, New Jersey where our artists have and will perform live;

     *    Entered  into a  preliminary  distribution  agreement  with Mac  Milli
          Entertainment, Inc., a non-affiliated company for the on-line promotion of our three artists on the Mac Milli website and the fulfilment of digital downloaded music orders; and

     * Conducted a professional lip-sync video session shoot of our three artists in anticipation of preparing three minute music videos for display on our website and potential distribution to MTV and other similar outlets

    In the event we are successful in the sale of only the minimum number of shares, we believe that the net proceeds of $200,000 will provide sufficient funds to enable us to satisfy our cash requirements for at least four months. The conduct of operations beyond this period will require the raising of additional funds. However, and in the event we only sell the minimum number of shares, Messrs. Rollo and Foley have agreed to accrue 20% of the salary called for in their written employment agreements with Bodyguard until and unless we can either raise additional capital or achieve a positive cash flow, whichever sooner occurs.

    Should we be successful in selling all 400,000 shares, we believe that the net proceeds of $950,000 will provide sufficient funds to enable us to satisfy our cash requirements for at least 12 months including the payment of full salaries to Messrs. Rollo and Foley as called for in their written employment agreements with Bodyguard.

     Regardless of the amount of funds raised in this offering, the steps remaining to be accomplished include the following:

     *    market our web site and artists;

     *    secure a national retail distribution deal for our CD's; and

     *    secure  strategic  marketing  alliances  with  nationally   recognized
          companies.

     Until we receive the proceeds of this offering, our activities will continue to be limited. Without these proceeds we will not have the capital resources or liquidity to:

     *    Implement our business plan;

     * Commence operations through the recording, production or marketing of any record albums; or

     *    Hire any additional employees.

                           Description of our business

History of Bodyguard

     We are a development stage entertainment company without an operating history, having only been incorporated on November 11, 1999. Since our incorporation, we successfully launched our website www.bodyguardrecords.com. on January 17, 2000 and on the same date entered into a Internet distribution agreement to provide for the fulfillment of orders for our CD's and merchandise. In addition, and on December 15, 1999, January 6, 2000 and February 1, 2000, respectively, we entered into Artist Recording Agreement with three new artists, Naked Underneath, a Pop/Rock group, Summer Snowmen, a Pop/Rock group; and Dennis DeCambre, a R&B/Rap artist. On September 26, 2000, we entered into an Artist Recording Agreement with June, a Pop/Rock group, and on December 12, 2000, we entered into an Artist Recording Agreement with Love Saves The Day, featuring Dean Davidson, a Pop/Rock group.

Overview

     Our objective is to become an innovative Internet record company that will primarily utilize the Internet and other emerging technologies such as Mp3 to successfully promote and market our signed recording artists. We intend to allow visitors to our website to have access to a variety of styles of music, a database of a number of artists, with links to the artist's homepage and biographical information. We intend to offer visitors to our website the opportunity to order CD's via our mail order department, or via digital download directly to their computer from Mac Milli Entertainment, a third party online distribution company, at a reasonable cost.

     In addition, we intend to utilize technology that provides a live video link to recording sessions at our studio in New York City so fans can "sit in" on an actual recording session. We intend to post a schedule of these sessions on our website. If and when operational, our video link will incorporate several different camera angles, so that our viewers can decide who or what he/she



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


would like to observe, i.e. the singer, guitarist, drummer or even the producer at the control board.

    We intend to utilize traditional and non-traditional marketing and distribution channels, such as Online services, interactive media and syndicated radio and cable television, in order to cost effectively promote our website and exploit the music entertainment rights which we may develop or acquire. Our business plan was developed by our two principal executive officers and founders John Rollo and Eugene Foley. Since inception, we have not had any revenue from operations. There can be no assurance that any or all of our business plan will be successfully implemented or that we will generate sufficient revenues from operations to meet the requirements of our business.

Industry and Opportunity

    In dollar terms, and according to Billboard Magazine, an industry trade publication, music sales increased 6.3% in 1999, to $14.6 billion, up from $13.7 billion in 1998. However, and as indicated in the March 4, 2000 edition of
Billboard:

       "In dollar terms, though, music sales increased 6.3% in 1999 to $14.6 billion from 12.2 billion last year. But this is not an entirely accurate account of the market because the computations are based on suggested list prices, and most product is sold at lower prices. In 1998 music sales rose 12.1% to $12.2 billion. With sales up 6.3% and units up only 3.2%, the indication is that higher prices contributed at least three percentage points to the dollar increase last year. Most music manufacturers did in fact raise list and wholesale prices last year".

    According to the Recording Industry Association of America, a trade group whose members manufacture most of the music recordings produced in the United States, sales of CD singles have increased from $6 million in annual sales in 1990, to $213 million in 1998 and from 1 million CD single units ships to 56 million units over the same period. Recording Industry Association of America's research indicates an 11.6% increase in units shipped to direct and special markets which include mail order operations, record clubs and non-traditional retailers and a 7.4% increase in dollar value from these music sales between 1997 and 1998. Recording Industry Association of America estimates that sales by mail order, record club and other non-traditional outlets account for 24.4% of the total domestic market. One of the latest technological innovations in the music industry has centered on digital distribution, the downloading of compressed music files over the Internet to a PC. Online music sales attributable to digital distribution remains small at this time, but we believe it will be an increasing portion of the total pre-recorded online music sales market in the near future. Forrester Research, Inc. predicts that revenues from digital music downloads will reach $1.1 billion in 2003, equaling approximately seven percent of total music sales. However, Jupiter Communications estimates that revenues from digital music downloads will reach only $30 million by 2002.

    The CD continues to be the driver of growth. Unit sales of CD albums rose 10.8% last year, to 939 million units.

    The vast majority of the music listening audience is comprised primarily of two age groups:

15-24 and 25-49. For most individuals in these groups, popular music has been, and remains, a major force in their lives. Although teenagers and young adults purchase the majority of prerecorded music, the Recording Industry Association of America estimates that their numbers have declined in recent years and that the over-35 market has been increasing. This increase has been attributed to the continuing trend by record labels to release product with broad-based appeal that is able to attract occasional buyers. We intend to capitalize on this trend in music by developing artists that will appeal to the occasional buyers in selected markets.

      There are currently five major labels which are generally recognized to dominate the recording industry along with their subsidiary labels: Time/Warner; Sony; BMG; Thorn-EMI; and Universal. Although independent labels individually represent a small percentage of the market for prerecorded music, in 1999 sales of albums, both new and catalog, by independent labels as a group constituted the largest percentage market share in the prerecorded music market. We believe that new artists and new trends in music are more likely to come from an independent label as they can more easily react and adapt to shifting consumer tastes.

Artist development and agreements

      Our primary focus will be the development of new artist releases and related artist development, encompassing modern rock, alternative and power-pop. Our strategy is to develop and acquire a core group of independent labels to which it will provide support services in order to maximize the opportunities for discovering and minimize the risk associated with developing future successful recording artists. We currently have one label, Bodyguard Records but have not developed a roster of artists other than the following three artists:
"Naked Underneath", "Summer Snowmen" and "Dennis DeCambre" with whom we signed written artist recording agreements on December 15, 1999, January 6, 2000 and February 1, 2000, respectively. As of the date of this prospectus, we have:

     *    Completed the recording of the first CD for each of our artists;

     *    manufactured the first CD for each of our artists; and

     * Conducted a professional lip-sync video session shoot of our three artists in anticipation of preparing three minute music videos for display on our website and potential distribution to MTV and other similar outlets.


      Our artists agreements, which are each for a term term of one record album of a minimum of ten songs, grant to us options for between two and four additional record albums. Subject to our sale of the minimum number of shares, we were required to produce one record album for both Naked Underneath and Dennis DeCambre by September 1, 2000. Unless extended in writing for an additional three months, our artist agreements are terminable by the artist upon our failure to meet our record production dates. Our artists agreements require us to pay a semi- annual royalty of:

     *    $1.50 on the first 100,000 records;

     *    $2.00 on the next 100,000 records;

     *    $2.25 on the next 100,000 records;

     *    $2.50 for each record sold after that; and

     *    $3.00 for any copies sold directly to consumers at live performances.

All royalty payments are to be made net after deduction for:

     *    returned or defective copies;

     * our recording studio time calculated at $50.00 per hour, except with respect to Summer Snowmen;

     *    manufacturing and design costs;

     *    50% of the costs of any video or  television  promotional  commercial;
          and

     *    any promotional appearance costs and expenses.

    Initially we intend to recruit additional new and emerging artists from the alternative rock/pop genres. We may also purchase outright or license a finished single or album by an artist in these or other genres. Once another new or emerging artist is selected, we intend to enter into an agreement with the artist similar to our artists agreements to either produce "demonstration" recordings to permit us to determine the commercial viability of a new artist or record one or two singles or an album for commercial release with options to record additional albums, at our discretion, at an agreed upon recording budget per recording or album. We intend that the recording agreement will fix royalties and possibly advances to the artist for each album produced under the agreement. In accordance with industry custom, any advances for albums after the initial release would be likely to be based on a percentage of the artist's net royalties from prior albums, less the recording budget. Should one of our performing artists achieve significant sales for his, her or its most recently-released album, it is likely that we would renegotiate that artist's agreement, granting a higher royalty rate in return for the artist's agreement to an extension of the recording contact for additional albums.

    It is possible that we will be able to sign an established artist to a recording contract, although we are not currently seeking to enter into a recording contract with any established artists. We classify any artist that was at one time signed by a major record company and which has a solid fan base as an established artist. There can be no assurance, however, that any such contract could be consummated. In the event that an established artist enters into a recording contract with us, our operating expenses would most likely be higher than those currently contemplated. This could result in an exhaustion of our financing earlier than anticipated, unless offset or exceeded by increased sales of the established artist's products.

    If we develop commercially successful recording artists, there can be no assurance that we will be able to maintain our relationships with such artists even if we have entered into exclusive recording contracts with them.
Furthermore, recording artists occasionally request releases from their exclusive recording agreement. Among the reasons that may cause an artist to engage in so-called "label jumping" are expectations of greater income, advances or promotional support by a competing label. There can be no assurance that any given artist developed by us will not determine to request a release from his or her agreement with us. Because of the highly personal and creative nature of the artist's contractual obligations to us, it is not feasible to force an unwilling artist to perform the terms of his or her contract with us. If we do release a "label jumping" artist from his or her contract, it may be able to obtain an "override royalty" as consideration for the release. Override royalties are customarily paid by the released artist's new recording company and are based on a percentage of the suggested retail selling price or wholesale price, depending on the particular label in question, subject to certain deductions. Such royalties are payable with respect to a negotiated number of the artist's albums after release from his or her existing contract.

    We will seek to contract with our artists on an exclusive basis for the marketing of their recordings in return for a percentage royalty on the retail selling price of the recording. We will generally seek to obtain rights on a worldwide basis. Whenever possible, we intend to utilize our artists agreements as a typical agreement format providing for the number of albums to be delivered but without advances against royalties being paid upon delivery of each album or upon signing of the contract. Provisions in contracts with established artists vary considerably and may, for example, require us to release a fixed number of albums and/or contain an option exercisable by us covering more than one album. We will seek to obtain rights to exploit product delivered by the artists for the life of the product's copyright. Under the contracts, advances are normally recoupable against royalties payable to the artist. We will seek to recoup a portion of certain marketing and tour support costs, if any, against artist royalties.

Our Internet web site

    Initially, the principal focus of our web site will be to:

     *    inform consumers about our artists, their schedule and special events;

     *    provide interviews and chats with our artists;

     *    offer music samples of our artists ; and

     * to offer consumers the option of ordering CD's and other related merchandise. In addition and supplemental to our agreement with Cyberretail, and on November 11, 2000, we entered into a written preliminary distribution agreement with Mac Milli Entertainment, Inc., a non-affiliated third party online distribution company to provide digital downloaded distribution of our CD's to our customers who are not interested in receiving a hard copy vis UPS or similar overnight package delivery service. Cyberretail will continue to provide Internet mail order credit card processing and order fulfillment via hard copy.

Manufacturing and distribution

      We currently have no record manufacturing or distribution capabilities. We intend to enter into distribution or licensing arrangements with third parties. In addition, we intend that any manufacturing of our recorded music will done by independent third-parties on a purchase-order basis. We believe that there are a sufficient number of manufacturing sources available and chooses its manufacturers based on quality, service and price. Towards this end, and based



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


upon our management's prior successful business relationship, we have commenced contract negotiations with Artist Development Associates of Framingham, MA with respect to the manufacturing of our compact discs. As of the date of this prospectus, no agreement has been signed.

      We have, however entered into an Internet Distribution Agreement with Cyberretail.com, LLC, a non-affiliated company, as our exclusive distributor for the sale of our recorded music products on the Internet. The agreement, which we signed on January 17, 2000, is for a term of two years and requires us to pay a commission of 26.5% of the retail price of any of our products sold by Cyberretail. In consideration for its fee, Cyberretail agreed to be responsible for the fulfillment of any and all orders for our recorded music products ordered via the Internet or on an 800 number.

      Historically, the strategy of the major labels has been to control distribution channels. Nevertheless, the market shares of independent distributors, rack jobbers or independent contractors that manage music department of department stores such as K-Mart and Wal-Mart, mail order companies, touch-tone 800 number sales, Internet sales, and television sales have all increased. We believe that this growth, fueled by the development of the Internet and other ongoing changes in the marketplace, will continue. Another trend is the consolidation of retail outlets into large retail chains, however, specialized distributors can be utilized to sell prerecorded music products to large retail chains. Because of our small size, we may not be able to take advantage of traditional distribution channels, such as specialized distributors. However, we expects to be able to take advantage of interactive, in-home marketing through the Internet, telephone, satellite relays, or other evolving technologies that we believe will have a significant effect on distribution in the future. However, there is little agreement as to precisely what this effect will be. We believe that control and ownership of the creative products will be a key factor in the new market where distribution can be accomplished more quickly and inexpensively.

      Typical distribution for an independent label such as ours is through either a Major label- owned branch system or through independent distributors. The major label-owned distribution companies offer national distribution, consistent market visibility, accounts receivable and collection administration. Independent distributors offer similar services, but normally on a much smaller scale.

Copyrights and intellectual property

      Our prerecorded music business, like that of other companies involved in prerecorded music, will primarily rest on ownership or control and exploitation of musical works and sound recordings. Our music entertainment products are expected to be be protected under applicable domestic and international copyright laws.

      Although circumstances vary from case to case, rights and royalties relating to a particular recording typically operate as follows: When a recording is made, copyright in that recording vests either in the recording artists and/or their production companies and is licensed to the recording company or in the record company itself, depending on the terms of the agreement between them. Similarly, when a musical composition is written, copyright in the composition vests either in the writer and is licensed to a third-party music publishing company, or in a third- party music publishing company or in a publishing company owned and controlled by the artist. A public performance of a record will result in money being paid to the writer and publisher. The



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



rights to reproduce songs on sound carriers i.e., phonograph records, are obtained by record companies or publishers from the writer or the publishing company entitled to license such compositions. The manufacture and sale of a sound carrier results in mechanical royalties being payable by the record company to the publisher of the composition, who then remits a portion of such royalties to the writer or writers of the composition at previously agreed or statutory rate for the use of the composition and by the record company to the recording artists for the manufacture and distribution of the recording. We intend to operate in an industry in which revenues are adversely affected by the unauthorized reproduction of recordings for commercial sale, commonly referred to as "piracy," and by home taping for personal use.

    Potential publishing revenues may be derived from our ownership interest in musical compositions, written in whole or in part by our recording artists or by writers who are signed exclusively to us. We intend to secure a partial ownership position in the copyright to compositions written by our recording artists or signed writers where such rights are available and have not been previously sold or assigned. Performance rights in any compositions owned by us will be enforced under agreements we intend to enter into with performing rights organizations such as the American Society of Composers, Authors, and Publishers Broadcast Music, Inc. and SESAC, Inc., which licenses the public performance of a composition to commercial users of music such as radio and television broadcasters, restaurants, retailers, etc., and disburse collected fees based upon the frequency and type of public performances they identify. Generally, revenues from publishing are generated in the form of:

     * mechanical royalties, paid by the record company to the publisher for the mechanical duplication of a particular copyrighted composition, as distinct from the copying of the artist's performance of that composition;

     * performance royalties, collected and paid by performing rights entities such as ASCAP and BMI for the actual public performance of the composition as represented by radio airplay, Musak, or as a theme or jingle broadcast in synchronization with a visual image via television;

     * sub-publishing revenues derived from copyright earnings outside of the United States and Canada from our collection agents located outside of the United States and Canada; and

     * licensing fees derived from printed sheet music, uses in synchronization with images as in video or film scores, computer games and other software applications, and any other use involving the composition.

    Typically, music publishing agreements with songwriters are "exclusive," permitting us ownership of the copyrights in all compositions created by the songwriter, in whole or in part, during the term of the agreement usually in exchange for the payment of an advance to the songwriter and, after the recoupment of such advance, the payment of royalties on sales of sound carriers embodying any such compositions. In some cases, we may seek to acquire a catalog of compositions previously created by a songwriter or group of songwriters as a music publishing asset. The can be no assurance, however, that we will be successful in entering into agreements with any songwriters or acquiring any catalogs or that any agreements entered into will result in any revenue to us.



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    We intend to engage in licensing  activities  involving both the acquisition of rights to certain master recordings and the licensing and the granting of rights to third parties in the master recordings and compositions we may acquire.

    Although we intend to file a trademark application for Bodyguard Records with the United States Patent and Trademark Office, we have not yet obtained a federal registration of this trademark in the United States and no assurance can be given that such registration will be granted.

Competition

    There are many companies that provide Web sites and online destinations targeted to the record industry in general. All of these companies compete with us for visitor traffic, advertising dollars and electronic commerce partners. The market for Internet content companies in the record industry is new and rapidly evolving. Competition for visitors, advertisers and electronic commerce partners is intense and is expected to increase significantly in the future because there are no substantial barriers to entry in our market. Increased competition could result in:

     *     lower advertising rates;

     *     price reductions and lower profit margins;

     *     loss of visitors;

     *     reduced page views; or

     *     loss of market share.

Any one of these could materially and adversely affect our business, financial condition and results of operations. In addition, our ability to compete successfully depends on many factors. These factors include:

     *     the quality of the content provided by us and our competitors;

     *     how easy our respective services are to use;

     *     sales and marketing efforts; and

     *     the performance of our technology.

     We compete with providers of prerecorded music and related products over the Internet. Our current and anticipated competitors include:

     *     Atlantic Recording Group;

     *    Universal Music Group;

     *    RCA Records; and

     *    Arista Records.



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


     Many of our competitors and potential new competitors have:

     *    longer operating histories;

     *    greater name recognition in some markets;

     *    larger customer bases; and

     *    significantly greater financial, technical and marketing resources.

These competitors may also be able to:

     * undertake more extensive marketing campaigns for their brands and services;

     *    adopt more aggressive advertising pricing policies;

     * use superior technology platforms to deliver their products and services; and

     * make more attractive offers to potential employees, distribution partners, commerce companies, advertisers and third-party content providers.

     Our competitors may develop content that is better than ours or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. This could have a material and adverse effect on our business, financial condition and results of operations.

     We also compete with the major labels and independent labels for advertisers and advertising revenue. If advertisers perceive the Internet or our network to be a limited or an ineffective advertising medium, they may be reluctant to devote a portion of their advertising budget to Internet advertising or to advertising on our website.

     We may have to compete with Hardrive Records.com, Inc., a privately owned Internet music company for which John Rollo, Eugene Foley and Kenneth Pollendine, our three executive officers and directors, served as executive officers, directors and principal stockholders. Until November 2000, when its ceased doing business and sold its artists recording and other rights, Hardrive Records operated out of the same offices as we do. John Rollo and Eugene Foley are still parties to written employment agreements they entered into with Hardrive Records which may compete with the written employment agreements they entered into with Bodyguard Records. As a result of this situation, and until the affairs of Hardrive are settled, we may find we have to compete with Hardrive for the time and attention of John Rollo, Eugene Foley and Kenneth Pollendine. This would put us in a position of almost having to compete with ourself. The existence of these conflicts of interest during this period may present a distraction and may diminish our chances to achieve profitable operations.



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Environmental matters

     We are not aware of any environmental liability relating to our facilities or operations that would have a material adverse affect on us, our business, assets or results of operations.

                                    Employees

     As of June 7, 2000, our only employees were John Rollo, Gene Foley and Kenneth Pollendine, our executive officers and directors. Messrs. Rollo and Foley are each devoting approximately 70% of their time to our affairs, while Mr. Pollendine is only devoting 25% of his time to our affairs. Upon the sale of at least the minimum number of shares, of which there can be no assurance, both Messrs. Rollo and Foley have agreed to devote their full time, i.e., a minimum of 40 and a maximum of 50 hours per week, to our business and affairs, and Mr. Pollendine has agreed to devote 85% of his time to our business and affairs. Towards this end and on December 1, 1999 Messrs. Rollo and Foley have each entered into three year written employment agreements with us which were amended on June 7, 2000. Under these employment agreements, they have each agreed to accept salaries of $75,000 for the first year subject to a cost of living adjustment in each of the two following years, together with customary health benefits, vacation and expense reimbursement provisions. However, and in the event we sell only the minimum number of shares, both Messrs. Rollo and Foley have agreed to accrue 20% of their $75,000 first year salary until the earlier of the raising of additional capital or the generation of positive cash flow. In addition, we have agreed to pay them each a bonus if and when any of our artists reach certain levels of net compact disc sales under our artist agreements. All bonuses will be cumulative and payable within 30 days after confirmation of sales as follows:

             No. of CD's Sold                         Cash Bonus
             ----------------                         ----------

                 100,000                               $10,000
                 250,000                                25,000
                 500,000                                50,000
               1,000,000                               100,000

     As an example, if one of our artists were to sell 1,500,000 CD's, we would be required to pay a bonus of $185,000, i.e., $10,000 + $25,000 + $50,000 +
$100,000, each to John Rollo and Eugene Foley.

     In addition, in the event either we are successful in selling all of the offered shares or are successful in the sale of such number of CD's that we reach positive cash flow, we intend to employ additional executive and/or administrative personnel including a chief financial officer with industry experience. In the interim, we intend to employ such part time or temporary clerical and bookkeeping help as we deem necessary. We may also employ independent consultants and advisors. We consider our relations with our employees to be good.

                                   Facilities

     We maintain our principal executive offices and studio at 138 Fulton Street, New York, New York 10038 where approximately 2,000 square feet of space is subleased from a non-affiliated landlord under a four year written sublease expiring on August 31, 2001 at monthly rentals starting at $1,800 and increasing to $2024. Our current rent is $2,000 per month. The sublease was assigned to us by Rollo Entertainment, Inc., a Delaware corporation controlled by and under common control of John Rollo our president, chief operating officer and a director. Our sublease, which is personally guaranteed by our president, John Rollo requires us to pay all utility costs and does not provide for an option to renew. Our present space is adequate for our needs and we are using it to approximately 50% of its capacity.

                            Governmental regulations

    Legislatures and government agencies have adopted and are considering adopting laws and regulations regarding the collection and use of personal information obtained from individuals when accessing web sites. For example, Congress recently enacted the Children's Online Privacy Protection Act, which restricts the ability of Internet companies to collect information from children under the age of 13 without their parents' consent. In addition, the Federal Trade Commission and state and local authorities have been investigating Internet companies regarding their use of personal information. Our privacy programs may not conform with laws or regulations that are adopted. In addition, these legislative and regulatory initiatives may adversely affect our ability to collect demographic and personal information from users, which could have an
adverse  effect  on  our  ability  to  provide   advertisers   with  demographic
information.

                                   Management

Directors and executive officers

     The following table sets forth the executive officers, directors and key employees of Bodyguard, their ages and the positions held by them:

NAME                       AGE                  POSITION
----                       ---                  --------

Gene Foley                 32         chief executive officer and director

John Rollo                 44         president, chief operating officer
                                      and director

Kenneth Pollendine         53         chief financial officer and director


Business experience

JOHN ROLLO has been our president, chief operating officer and a director since our inception in November 1999. Simultaneously, and from February 1998 to November 2000, Mr. Rollo also served as president and a director of Cream Records, Inc., that changed its name to Hardrive Records.com, Inc., and which intended to sell records over the Internet. Before that and for a period of approximately 20 years, Mr. Rollo has been engaged in the creative development and technical production of musical recordings. In this capacity, he has been the recipient of Grammy awards for engineering and mixing of Jimmy Cliff's "Cliffhanger", and a second Grammy award for producing Joe Cocker's contribution in "The Bodyguard" motion picture soundtrack CD for Arista Records. Additionally, Mr. Rollo has earned Recording Industry Association of America and/or Ampex Golden Reel awards for his involvement with the following music productions:


Artist               Album                   Award                 Contribution
------               -----                   -----                 ------------

Joe Cocker           The                     Gold and                Engineer
                     Bodyguard               Multi-Platinum            and
                     Soundtrack                                      Producer

Jimmy Cliff          Cliff Hanger            Gold and                Engineer,
                                             Platinum                Producer
                                                                     and Mixer
The Kinks            Phobia                  Gold                    Engineer
The Kinks            State of                Gold and                Engineer
                     Confusion               Platinum
The Kinks            Give The                Gold and                Engineer
                     People                  Platinum,               and Mixer
                     What They               Ampex
                     Want                    Golden
                                             Reel
The Kinks            One For                 Gold and                Engineer
                     The Road                Platinum,               and Mixer
                                             Ampex
                                             Golden
                                             Reel
The Kinks            Low Budget              Gold and                Engineer
                                             Platinum,               and Mixer
                                             Ampex
                                             Golden
                                             Reel
The Kinks            Superman                Gold and                Engineer
                                             Platinum                and Mixer

Joe Cocker           Unchain My              Gold and                Engineer
                     Heart                   Platinum                and Mixer

Joe Cocker           One Night               Gold and                Engineer
                     of Sin                  Platinum                and Mixer
Eric Clapton         Knocking                Gold and                Engineer
                     On                      Platinum                and Mixer
                     Heaven's
                     Door

Leslie               All Washed              Gold and                Engineer
McKeown              Up                      Platinum,               and Mixer
                                             Ampex
                                             Golden
                                             Reel

Kool & The           Fresh                   Gold and                Remixed
Gang                                         Platinum
The Sweet            Sweet                   Gold and                Engineer
                     Fanny                   Platinum
                     Adams

Bonnie               Secret                  Gold                    Producer
Tyler                Dreams and                                      and
                     Forbidden                                       Engineer
                     Fire

The Recording Industry Association of America is the generally recognized and accepted industry association for sales certification purposes. Ampex Golden Reel Awards are presented to recording studios, producers and engineers who participate in an album that was recorded on Ampex reel to reel tape, and reaches the "gold" milestone of 500,000 units sold. Mr. Rollo has signed many new artists to major labels both in England and the United States. Once signed, Mr. Rollo worked with the artists in order to develop songs, produce recordings and overseeing progress through the various creative phases leading up to and including final contract negotiations. In addition to these Grammy award winners, Mr. Rollo has been engaged as producer and/or engineer with the following recognized recording artists: Joe Cocker, Jimmy Cliff; Southside Johnny & the Asbury Jukes, Phoebe Snow, Bonnie Tyler, Paul Young, The Kinks, Eric Clapton, George Benson, Kool & the Gang, O'Jays, Stevie Nicks and Gang of Four. In addition to Mr. Rollo's independent activities, he has acted as chief engineer and record producer for the House of Music, then located in West Orange, New Jersey, from 1985-1990.

GENE FOLEY has been our chief executive officer and a director since our inception in November 1999. Simultaneously, and from February 1998 to November 2000, Mr. Foley also served as chief executive officer and a director of Cream Records, Inc., that changed its name to Hardrive Records.com, Inc., and which intended to sell records over the Internet. Before that since 1988 Dr. Foley has served as the president of Foley Entertainment, a privately owned music industry consulting firm in New Jersey which was incorporated in 1994 under the name Foley Entertainment, Inc. Dr. Foley received a bachelor of arts degree in political science from Kean University, Union, New Jersey, in 1991. In 1993, Dr. Foley received a masters degree in political science from Pacific Western University, New Orleans, LA. In 1994, Dr. Foley received a doctor of philosophy degree in political science from the same university. In 1994, Dr. Foley received a Juris doctor degree in law from Kensington University, Glendale, CA. Dr. Foley's book "How To Make It In Music In Six Months...and Eighteen Years" was co-written with Steve Parry, a former Columbia Records' recording artist. Dr. Foley's clients have earned one Grammy award and four Recording Industry Association of America gold record awards and one platinum award.

Dr. Foley has contributed to music related features on NBC, MTV, VH-1, PBS, Fox and in Forbes magazine. His clients have been involved in projects in various capacities with numerous major labels including Columbia, RCA, Atlantic, Warner Bros., EMI, Polygram, Capitol, Arista, Elektra, A&M, Epic, Geffen and Sony.

KENNETH POLLENDINE, has been our chief financial officer, secretary and a director since our inception in November 1999. Simultaneously, and from February 1998 to November 2000, Mr. Pollendine also served as chief financial officer, secretary and a director of Cream Records, Inc., that changed its name to Hardrive Records.com, Inc., and which intended to sell records over the Internet. Before that since 1994, Mr. Pollendine has been a private entertainment and music consultant in London, UK. Before that since 1986, Mr. Pollendine was employed by Oracle Corporation, a multinational manufacturer and distributor of computer software, in increasingly responsible positions including general manager and chief executive officer of Oracle's Southern
England operations. Mr. Pollendine received a bachelor of arts degree in mathematics from Open University, London, UK in 1979.

Director compensation

We do not compensate our directors for their service as members of the board of directors, although by resolution of the board adopted after this offering, they may receive a fixed sum and reimbursement for expenses in connection with the attendance at board meetings. We currently do not provide additional compensation for special assignments of the board of directors. We may in the future grant options to our directors to purchase shares of common stock.

Executive compensation

We have not paid any compensation to our officers and directors since our inception, and we do not expect to pay any compensation in any amount or of any kind to our executive officers or directors until the sale of at least the minimum number of shares. If and when we close on the minimum number of shares of our common stock, we intend to commence paying salaries to John Rollo and Gene Foley under their employment agreements at the rate of $75,000 for the first year. We also intend to commence paying a salary of $60,000 to Kenneth Pollendine for the first full year following such closing. We have no written employment agreement with Mr. Pollendine.

Option grants in last fiscal year

On February 4, 2000 we adopted a 2000 long term incentive plan where an aggregate of 150,000 shares were reserved for issuance under this plan. Our plan is administered by the board of directors as a means of attracting and retaining key employees and compensating non-employee directors, consultants and others who perform services on our behalf. Under our plan, our board of directors may, from time to time, grant:

     *    Qualified stock options;

     *    non-qualified stock options;

     *    stock units;

     *    restricted stock; and

     *    stock appreciation rights

to purchase common shares to officers, directors, employees and consultants who render services to us. Awards under our plan are granted at a reasonable price as determined by a committee of our board of directors that ultimately will consist of at least two "disinterested" directors, except that the exercise price of incentive stock options to persons who, at the date of grant, own stock possessing more than ten percent of the combined voting power of our outstanding stock, may not be less than one hundred ten percent of the fair market value of our common stock. Until our board of directors is expanded to include two outside directors, awards will be approved by the entire board of directors.

 We have not granted any options to purchase our common stock under the Plan and no option grants are currently contemplated.

                 Certain relationships and related transactions

On December 6, 1999, we issued an aggregate of 200,000 shares to Rollo Entertainment, Inc. in consideration for:

     * its granting to us of the two year right and license to utilize its New York City recording studio and equipment valued at the fair market value of the hourly rate of the studio time which is $150 per hour. Since we used this equipment for 630 hours, we valued it at $94,500; and

     *     assigning its sublease to us.

On December 6, 1999, we issued an aggregate of 200,000 shares to Gene Foley in consideration for his contribution to us of an aggregate of $50 in cash and the execution of his employment agreement with us as our chief executive officer. On January 21, 2000, we issued an aggregate of 190,000 shares to three non-affiliated individuals in consideration for an aggregate of $25,000 in cash in order to launch our website and to commence this offering. Each of these individuals agreed not to publicly sell any of their shares of our stock for 24 months. Later, and on various dates between February, 2000 and June, 2000, we sold an aggregate of 310,000 shares for $.20 per share to a group of six accredited investors In a private placement in order to raise $62,000 to finalize the construction of our website, to conduct this offering and commence operations. On various dates between July 15, 2000 and December 1, 2000, we borrowed an aggregate of $60,000 from one accredited person in order to stay in business until we can conduct this offering.

 Our sublease, which is personally guaranteed by our president, John Rollo, was assigned to us by Rollo Entertainment, Inc, a corporation controlled by and under common control of John Rollo.

                             Principal stockholders

    The following table sets forth information with respect to beneficial ownership of our common stock, as of November 30, 2000 and as adjusted to reflect the sale of common stock offered by us in this offering for:

     * each person known by us to beneficially own more than 5% of our common stock;

     *    each executive officer named in the summary compensation table;

     *    each of our directors; and

     *    all of our executive officers and directors as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for Messrs. Rollo and Foley is c/o Bodyguard Records, Inc., 138 Fulton Street, New York, New York 10038. The address for Ellen Rosenberg is PO Box 1223, Long Beach, New York 11561. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person assumes that all shares offered by this prospectus are sold. Percentage of beneficial ownership is based on 900,000 shares of common stock outstanding as of November 30, 2000, and 1,300,000 shares of common stock outstanding after completion of this offering if all offered shares are sold.

                                       SHARES BENEFICIALLY OWNED                             SHARES BENEFICIALLY
                                          PRIOR TO OFFERING                                      OWNED AFTER
                                          -----------------                                 --------------------
OFFERING
                                                                                         MINIMUM           MAXIMUM
Name of Beneficial Owner               Number        Percent                         Number   Percent   Number  Percent
------------------------               ---------------------                         ---------------    ---------------
Rollo Entertainment, Inc.              200,000        22%                            200,000      20%    200,000    15%
Gene Foley                             200,000        22                             200,000      20     200,000    15
Ellen Rosenberg                        150,000        17                             150,000      15     150,000    11.5

All directors and executive
officers as a group (3 persons)        400,000        44%                            400,000      40%    400,000    30%

                           Market for our common stock

There is currently, no public market for our common stock. At a future date and if we meet the requirements, we will undertake to have our common stock listed on the OTC Bulletin Board maintained by members of the National Association of Securities Dealers, Inc.

                         Shares eligible for future sale

As of November 30, 2000, we had an aggregate of 900,000 shares of our common stock outstanding. All of these shares are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rules 144 promulgated under the Securities Act of 1933 or another exemption from registration.

In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sales is filed, subject to various restrictions. In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliates. As of November 30, 2000, 655,000 shares were eligible for sale under Rule 144.
However, an aggregate of 190,000 of our outstanding shares were issued to investors in our January 2000 bridge financing who agreed to voluntarily restrict the public sale of such shares for a period of 24 months.


                        Description of our capital stock
General

      Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $.001 per share, and 2,000,000 shares of preferred stock, par value $.01 per share, the rights and preferences of which may be established from time to time by our board of directors. As of November 30, 2000, we had an aggregate of 655,000 shares of our common stock outstanding and no shares of preferred stock were outstanding. As of November 30, 2000, we had nine stockholders of record.

Common stock

     Under our certificate of incorporation, holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. They do not have cumulative voting rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably dividends, if any, as may be declared by the board of directors out of legally available funds. In case of a liquidation, dissolution or winding up of Bodyguard, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after payment of all of our liabilities and any preferred stock then outstanding. Holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred stock

     Under our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time, shares of preferred stock in one or more series. The board of directors may fix the number of shares, designations, preferences, powers and other special rights of the preferred stock. The preferences, powers, rights and restrictions of different series of preferred stock may differ. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. The issuance may also have the effect of delaying, deferring or preventing a change in control of our company. We currently have no shares of preferred stock outstanding.

                              Plan of distribution

      We intend to offer the Shares on a "self-underwritten or direct public offering on a 100,000- Share-or-none" basis by our officers and directors who will serve in this capacity without compensation. If a minimum of 100,000 Shares has not been sold and paid for by midnight eastern time on the 90th day following the date of this prospectus, all proceeds will be refunded promptly to subscribers in full, without interest or deduction. If the last day of either of these periods falls on a Saturday, Sunday or federal legal holiday, the next following business day shall be considered the last day of such period. Pending the sale of a minimum of 100,000 shares, all proceeds will be deposited in an escrow account that we have established with Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, NY 10004. Once a minimum of 100,000 shares have been sold and funds clear collection, we will break escrow and deposit the proceeds in our operating account. We will also mail a stock certificate to each purchaser of the shares. After that, we will continue to offer the shares until the sooner of the expiration of 180 days or the sale of all 400,000 shares. No shares will be issued to the public investors until such time as the minimum amount of funds are released from the escrow account by us within the time period described above. Although we have not entered written agreement to that effect, none of our officers or directors intend to purchase shares in order to satisfy our minimum share purchase requirement.

     The shares may also be offered on a best-efforts basis by registered broker-dealers that are members of the National Association of Securities Dealers, Inc. Washington, D.C. 20006, on an agency basis. In the event that the services of these selling agents are used, we will pay a 10% commission on all such sales, and will also pay non-accountable selling expenses up to a maximum of 3%. Any selling agents may be deemed to be statutory underwriters within the meaning of the Securities Act. No selling agent has agreed to underwrite this offering on a "firm commitment", "best efforts" or any other basis. We may allocate a specific number of shares to any or each selling agent for sale. However, such allocations may be reduced or revoked at any time during the offering, and no selling agent is obligated to purchase or sell any minimum number of shares.

                                  Legal matters

The validity of the common stock covered by this registration statement will be passed upon for Bodyguard by Lester Yudenfriend, Esq.

                                        Experts

The financial statements included in the registration statement on Form SB-2 have been audited by Sobel and Co., LLC, independent certified public accountants, to the extent and for the periods set forth in their report, and are included in reliance upon the authority of this firm as experts in auditing and accounting.

                    Anti-takeover effects of Delaware law and
                        Our certificate of incorporation

     The provision of our certificate of incorporation, which is summarized in the following paragraph, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider it its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.


Classified board of directors

     Our board of directors may be divided into classes of directors serving staggered terms. Upon expiration of the term of a class of directors, the directors in that class may be elected for an additional term at the annual meeting of stockholders in the year in which their term expires. In addition, our board of directors may be removed only for cause and only by the affirmative vote of holders of not less than 51% of our outstanding capital stock entitled to vote generally in the election of directors. These provisions, when coupled with the provision of our certificate of incorporation authorizing the board of directors to fill vacant directorships, may delay a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by such removal with its own nominees.

                          Transfer agent and registrar

    The transfer agent for our common stock is Jersey Transfer & Trust Co., 201 Bloomfield Avenue, P.O. Box 36, Verona, New Jersey 07044.

                                    Rule 144

    In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     * 1% of the number of shares of common stock then outstanding, which will equal approximately 9,000 shares immediately prior to this offering; or

     * the average weekly trading volume of the common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

    Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

                                   Rule 144(k)


     Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold at any time.

                                    Rule 701

     In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases shares from us in connection with a compensatory stock plan or other written agreement is eligible to resell such shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

                       Where you can find more information

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Bodyguard and the common stock, reference is made to the registration statement and the attached exhibits and schedules.

     You may read and copy all or any portion of the registration statement or any reports, statements or other information in our files in the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings, including the registration statement, will also be available to you on the Commission's Internet site which is http://www.sec.gov.

     We intend to furnish our stockholders with annual reports containing financial statements audited by our independent auditors and to make available to our stockholders quarterly reports containing unaudited financial data for the first three quarters of each fiscal year.

                    Part II: Information not required in prospectus

Item 24. Indemnification of directors and officers

     Section 145 of the Delaware General Corporation law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities, including reimbursement for expenses incurred, arising under the Securities Act.
Section 145 of the Delaware General Corporation law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director:

     * for any breach of the director's duty of loyalty to the corporation or its stockholders;

     * for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     *    arising under Section 174 of the Delaware General Corporation law; or

     * for any transaction from which the director derived an improper personal benefit.

The Delaware General Corporation law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

     The certificate of incorporation of Bodyguard provides for indemnification of our directors against, and absolution of, liability to Bodyguard and its stockholders to the fullest extent permitted by the Delaware General Corporation law. Bodyguard intends to purchase directors' and officers' liability insurance covering liabilities that may be incurred by our directors and officers in connection with the performance of their duties.

     The employment agreements we entered into with John Rollo and Gene Foley provide that such executives will be indemnified by us for all liabilities relating to their status as officers or directors of Bodyguard, and any actions committed or omitted by the executives, to the maximum extent permitted by law of the State of Delaware.

Item 25. Other expenses of issuance and distribution

     The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered.


SEC registration fee..........................................  $       278.00
Legal fees and expenses.......................................       30,000.00
Accountants' fees and expenses................................        5,000.00
Printing expenses.............................................        7,500.00
Blue sky fees and expenses....................................        2,000.00
Transfer Agent and Registrar fees and expenses................        1,800.00
Miscellaneous.................................................        3,422.00

      Total...................................................      $50,000.00

Item 26. Recent sales of unregistered securities

     The registrant has sold and issued the following securities since its inception on November 12, 1999:

     1. On December 6, 1999, the registrant issued an aggregate of 200,000 shares to Rollo Entertainment Corp., a Delaware corporation controlled by and under common control of John Rollo the registrant's president, chief operating officer and a director in consideration for that corporation's granting to the registrant of a two year right and license to utilize its New York City recording studio and equipment valued at $94,500;

     2. On December 6, 1999, the registrant issued an aggregate of 200,000 shares to Gene Foley in consideration for his contribution to the registrant of an aggregate of $50 in cash and the execution of a three year employment agreement with the registrant as its chief executive officer;

     3. On January 21, 2000, the registrant issued an aggregate of 150,000 shares to Ellen Rosenberg and 40,000 shares to two other non-affiliated individuals in consideration for an aggregate of $25,000 in cash in order to launch the registrant's website and to commence this offering. Each recipient agreed not to publicly sell his or her shares for a period of 24 months; and

     4. On various dates between March 10, 2000 and July 28, 2000, the registrant sold an aggregate of 310,000 shares for $.20 per share to a group of six accredited investors In a private placement in order to raise $62,000 to conduct this offering and commence operations.

The sales of the above securities were deemed to be exempt from registration in reliance on Section 4(2) of the Securities Act of 1933, as a transaction not involving any public offering or in accordance with Rule 506 of Regulation D promulgated under the Securities Act. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. In addition, each recipient represented that the recipient was an "accredited investor" as that term is defined under Rule 501(a)(4) of Regulation D promulgated by the Commission under the Securities Act. All recipients had adequate access, through their relationship with the registrant, to information about the registrant.



Item 27. Exhibits.

EXHIBIT
NUMBER           DESCRIPTION

(3)(i)      Certificate of Incorporation as filed November 12, 1999
(3)(ii)     By laws
(4)         Specimen Common Stock Certificate (defining rights)
(5)         Opinion of Lester Yudenfriend, Esq.*
(10)        Material Contracts
(10)a       Equipment Lease with Rollo Entertainment Corp.
(10)b       March 27, 2000 Sublease Assignment from Rollo Entertainment Corp.
(10)c       Internet Distribution Agreement with Cyberretail.com, LLC
(10)d       Artist recording Agreement with Naked Underneath
(10)e       Artist recording Agreement with Dennis DeCambre
(10)f       Artist recording Agreement with Summer Snowmen
(10)g       Employment Agreement with John Rollo
(10)h       Employment Agreement with Eugene Foley
(10)i       2000 Long Term Incentive Plan
(10)j       Amendment to Employment Agreements with John Rollo and Eugene
            Foley
(10)k       September 26, 2000 Artist recording Agreement with June*
(10)l       November 11, 2000 Agreement with Mac Milli Entertainment, Inc.*
(10)m       Form of Subscription Agreement *
(10)n       Form of escrow Agreement *
(10)o September 26, 2000 Artist Recording Agreement with Dean Davidson delivered on December 12, 2000*
(23)        Consent of Sobel & Co., LLC*
------------------
* Filed with this amendment

Item 28.  Undertakings.

       (a)   The undersigned registrant  undertakes:

           (1) To file, during any period in which offers or sales of securities are being made, a post- effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and (iii) include any additional or changed material information on the plan of distribution;

              (2) That, for the purpose of determining liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the offered securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant under these provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on December __, 2000.

                                                Bodyguard Records.com, inc.


                                                By: /s/ John Rollo
                                                    ------------------
                                                    John Rollo, president

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

            Signature                   Title                                       Date
            ---------                   -----                                       ----
/s/ Gene Foley                          chief executive officer and director        December   , 2000
---------------------------
Gene Foley



/s/ John Rollo                          president and director                      December   , 2000
---------------------------
John Rollo



/s/ Kenneth Pollendine                  (principal financial and accounting         December   , 2000
 --------------------------              officer)  and secretary
 Kenneth Pollendine

                           BODYGUARD RECORDS.COM, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000

BODYGUARD RECORDS.COM, INC.
(A Development Stage Company)

SEPTEMBER 30, 2000



CONTENTS

                                                               Page

Accountants' Compilation Report...............................  1

Financial Statements:

    Balance Sheet.............................................  2

    Statement of Operations...................................  3

    Statement of Changes in Stockholders' Deficiency..........  4

    Statement of Cash Flows...................................  5

ACCOUNTANTS' COMPILATION REPORT

To the Stockholders
Bodyguard Records.com, Inc.
New York, New York 10038

We have compiled the accompanying balance sheet of Bodyguard Records.com, Inc. (A Development Stage Company) as of September 30, 2000 and the related statements of operations, changes in stockholder's deficiency, and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included with these financial statements, they might influence the user's conclusions about the Company's financial position. Accordingly, these financial statements are not designed for those who are not informed about such matters.


                                                 /s/ Sobel & Co., LLC
                                                 --------------------
                                                Certified Public Accountants


Livingston, New Jersey
November 10, 2000

BODYGUARD RECORDS.COM, INC.
(A Development Stage Company)
BALANCE SHEET
SEPTEMBER 30, 2000
================================================================================


ASSETS

      CURRENT ASSETS:
          Cash                                                      $ 16,696

      OTHER ASSETS:
          Deferred tax asset, net of
           valuation allowance                                             --
                                                                    ---------

                                                                    $ 16,696
                                                                    =========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

      CURRENT LIABILITIES:
          Accounts payable                                           $ 1,500
          Loans payable                                               45,000
                                                                    ---------
                   Total Current Liabilities                          46,500
                                                                    ---------

      COMMITMENTS AND CONTINGENCIES

      STOCKHOLDERS' DEFICIENCY:
          Common stock, $0.001 par value, 20,000,000
            shares authorized, 900,000 issued and outstanding            900
          Additional paid-in capital                                 180,700
          Deficit accumulated during the development stage          (211,404)
                                                                    ---------
                   Total Stockholders' Deficiency                    (29,804)
                                                                    ---------

                                                                    $ 16,696
                                                                    =========



================================================================================
 See accountants' compilation report.                                         2

 BODYGUARD RECORDS.COM, INC.
 (A Development Stage Company)
 STATEMENT OF OPERATIONS
 FOR THE PERIOD APRIL 1, 2000 THROUGH SEPTEMBER 30, 2000
================================================================================


 NET SALES                                                         $ 4,212
                                                                 ----------

 OPERATING EXPENSES:
        Equipment lease expense                                     27,836
        Rent                                                        12,000
        Insurance                                                      872
        Artist expenses                                             11,532
        Office supplies                                                 --
        Advertising                                                  4,275
        Website design                                                  --
        Bank charges                                                    19
        Miscellaneous expenses                                         166
        Office salaries                                              7,000
        Telephone                                                    1,755
        Professional fees                                            5,000
        Production/mixing                                            3,365
        Recording materials                                          5,837
        Travel                                                       3,200
        Business set up                                              2,627
                                                                 ----------
                                                                 ----------
             Total Operating Expenses                               85,484
                                                                 ----------

 NET LOSS BEFORE PROVISION FOR INCOME TAXES                        (81,272)

 PROVISION FOR INCOME TAXES                                           (350)
                                                                 ----------

 NET LOSS                                                        $ (81,622)
                                                                 ==========

 NET LOSS PER COMMON SHARE                                           (0.10)
                                                                 ==========

 WEIGHTED AVERAGE NUMBER COMMON
      SHARES OUTSTANDING                                           782,500
                                                                 ==========





================================================================================
 See accountants' compilation report.                                          3

 BODYGUARD RECORDS.COM, INC.
 (A Development Stage Company)
 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
 SEPTEMBER 30, 2000
================================================================================

                                                                                               Deficit
                                                                                             Accumulated
                                                  Common                   Additional        During The          Total
                                                  Shares       Common        Paid In         Development      Stockholders'
                                                  Issued        Stock        Capital           Stage             Deficit
                                                  --------------------------------------------------------------------------
 Balance at April 1, 2000                         665,000        $ 665     $ 133,935         $ (129,782)           $ 4,818
 Stock issued in exchange for cash                235,000          235        46,765                  -             47,000
 Net loss April 1, 2000 to September 30, 2000           -            -             -            (81,622)           (81,622)
                                                  -------------------------------------------------------------------------
 Balance at September 30, 2000                    900,000        $ 900     $ 180,700         $ (211,404)         $ (29,804)
                                                  ==========================================================================


===============================================================================
 See accountants' compilation report.                                         4

 BODYGUARD RECORDS.COM, INC.
 (A Development Stage Company)
 STATEMENT OF CASH FLOWS
 FOR THE PERIOD APRIL 1, 2000 TO SEPTEMBER 30, 2000
================================================================================



 CASH FLOWS PROVIDED BY (USED FOR):
     OPERATING ACTIVITIES:
         Net loss                                              $ (81,622)

     INVESTING ACTIVITIES:
         Proceeds from loans payable                              45,000

     FINANCING ACTIVITIES:
         Proceeds from the issuance of common stock               47,000
                                                               ----------

      INCREASE IN CASH                                            10,378

     CASH AND CASH EQUIVALENTS:
         Beginning of period                                       6,318
                                                               ----------

         End of period                                         $  16,696
                                                               ==========


===============================================================================
See accountants' compilation report.                                          5